Exhibit 10.18

FIRST AMENDMENT TO

MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT (the “First Amendment’) is dated as of the 7th day of September, 2000, by and between PIONEER RESOURCES I, LLC a Delaware limited liability company (hereinafter referred to as “Pioneer”), and OLYMPIC RESOURCE MANAGEMENT LLC, a Washington limited liability company (hereinafter referred to as “Manager”). Capitalized terms not otherwise defined in this First Amendment shall have the meanings given to them in that certain Management Agreement effective as of March 22, 2000 (as amended, the “Management Agreement”).

WHEREAS, Pioneer and Manager are parties to the Management Agreement; and

WHEREAS, the parties wish to amend the Management Agreement, all as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.             Purpose. In connection with the potential sale by Pioneer of certain Timberlands located in Washington, Oregon and California, Pioneer desires to engage Manager, and Manager agrees to provide disposition services, in accordance with Section 5 of the Management Agreement and the scope of services set forth herein (“Disposition Services”).  For Manager’s performance of Disposition Services, Pioneer agrees to compensate Manager as set forth herein (“Disposition Fee”).  The purpose of this First Amendment is to set forth the terms and conditions that apply to the Disposition Services to be provided by Manager and the Disposition Fees to be paid by Pioneer therefor.

2.             Disposition Services. Without limiting the Manager’s obligations to perform administration services and property management services pursuant to the management Agreement, and Pioneer’s obligation under Section 6.2 of the [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission] to implement the “value maximization plan” on the terms as approved by the Required Lenders pursuant to the Amendment dated as of August 11, 2000 to the [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission], the scope of Disposition Services shall include those services customary to the marketing and sale of real estate properties in Washington, Oregon and California, including the following:

A.            Respond to offers outside the normal sales process;

B.            Assist with determination of appropriate sales price;

C.            Develop a sales strategy for each property;

D.            Where necessary or desirable, locate qualified real estate brokers;

E.             Prepare, or assist with preparation of, all marketing materials and promotional activities;

F.             When applicable, conduct all aspects of a public sale auction (and, when applicable, a sealed bid auction), including transmittal of bid information packages to prospective bidders; response to all inquiries from prospective bidders; conduct property tours, coordinate other due diligence activities; select the successful bid(s); negotiate the purchase agreement with successful bidder(s); and assist with closing of each transaction;

G.            When required by the Management Agreement, prepare materials to facilitate, and otherwise assist Pioneer in obtaining, Required Lender sale approval; and

H.            Arrange for qualified escrow services and oversee closing of each transaction.

3.             Disposition Fee.  Except as expressly provided in Section 5 hereof, Manager shall be entitled to compensation for Disposition Services as follows:

A.            Brokered Sales.  In the event that Pioneer retains a real estate broker to sell a Pioneer property, then Manager shall [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission] from the sale of said property. All costs and expenses associated with the sale shall be an expense to Pioneer.

B.            Non-Broker Sales.  The following shall apply to sales of Pioneer property without the use of a real estate broker:

i.              Public Sale Auctions. Pioneer will sell a portion of the Pioneer properties utilizing public sale auctions without the use of a real estate broker (“public sale auction”). In conjunction with a public sale auction, Manager will perform Disposition Services, including (1) preparation and distribution of an information package that includes promotional materials, property information, maps, bid information and a request for offers (hereafter “the Bid Package”); (2) facilitate the bid process; and (3) assist with closing of each transaction.  In the event that Pioneer closes a sale of Pioneer property by public sale auction, then Manager shall be entitled to a [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission].  All transaction costs and expenses, such as closing costs, document preparation, taxes, escrow fees, title insurance and similar expenses associated with the sale shall be an expense of Pioneer.

ii.            Private Sales.  Pioneer may sell a portion of the Pioneer properties by private sale without general solicitation to potential purchasers. Except as specifically provided in Section 5 with respect to the sale called NOALE involving Pioneer and the Longview Tract, in the event that Pioneer (1) receives an unsolicited or solicited offer for a Pioneer property prior to the date that a Bid Package is mailed for general distribution; and (2) the public sale auction is not commenced; and (3) the offer results in a closed sale, then Manager shall be entitled to a [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission].  All transaction costs and expenses, such as closing costs, document preparation, taxes, escrow fees, title insurance and similar expenses associated with the sale shall be an expense to Pioneer.

4.             [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission].

A.            [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission].

B.            [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission].

5.             Disposition Services for Longview Tract and NOALE Exchange.  Pioneer will utilize Manager to provide certain Disposition Services in conjunction with the Northeast Oregon Assembled Land Exchange (“NOALE”) involving Pioneer properties and possibly with regard to the California Longview Tract. The parties agree to the following arrangement concerning compensation to Manager for Disposition Services relating to these two transactions:

A.            NOALE Exchange.  It is anticipated that Pioneer will exchange approximately 21,500 acres to the Bureau of Land Management (“BLM”) for [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission].  Manager will provide Disposition Services relating to the transaction. Manager shall be entitled [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission].  If the NOALE exchange is consummated, Manager shall provide Disposition Services relating to the sale of any of the properties received from BLM in the NOALE exchange and Manager shall be entitled to [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission].

B.            Longview Tract.  Pioneer may sell all, or a portion of, the California Longview Tract without the use of Disposition Services provided by Manager.  Notwithstanding the provisions of Section 3(B)(i) and 3(B)(ii) above, in the event that Pioneer sells all, or a portion of, the California Longview Tract without utilizing the Disposition Services of Manager, then Manager shall [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission].

6.             Consent of Required Lenders.  Pursuant to Section 6.10 and Section 6.11 of the [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission] Pioneer and Manager agree that the effectiveness of this First Amendment (and any amendment of this First Amendment) is subject to, and contingent upon, the prior written consent of the Required Lenders.  Pioneer and Manager agree that this First Amendment shall become effective upon the execution hereof by Manager and Pioneer and Pioneer’s receipt of such written consent from the Required Lenders. Pioneer and Manager acknowledge that the written consent of the Required Lenders to this First Amendment shall not be deemed the consent of the Lenders, or indicate the Lenders’ willingness to consent, to any specific sale transaction (including the NOALE sale) contemplated hereby, such consent being required to the extent set forth in [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission].

7.             Miscellaneous. This First Amendment constitutes an integral part of the Management Agreement. Except as expressly amended by this First Amendment, the Management Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment by and through their properly authorized officers on the date first specified above.

PIONEER:		MANAGER:

PIONEER RESOURCES I, LLC,		OLYMPIC RESOURCE MANAGEMENT LLC,
a Delaware liability company		a Washington limited liability company

By: Olympic Resource
Management, Manager

By	/s/ Thomas M. Ringo	By:	/s/ David Nunes
Its:	Vice President & CFO	Its:	President & COO
Date:	Sept. 7, 2000	Date:	9/7/00